MODIFICATION TO REVOLVING CREDIT LOAN & SECURITY AGREEMENT


        This   Third   Modification   to  Loan  &  Security   Agreement   (this
"Modification")   is  entered  into  by  and  between  HANSEN  BEVERAGE  COMPANY
("Borrower") and COMERICA BANK - CALIFORNIA ("Bank") as of this 1st day of December, 1998, at San Jose, California.

                                                  R E C I T A L S:

         A. Bank and Borrower entered into a Revolving Credit Loan & Security Agreement (Accounts & Inventory) dated May 15, 1997 as previously amended on May 11, 1998 and July 27, 1998 (as so amended, the "Agreement").

         B. Borrower has requested, and Bank has agreed, to modify further the Agreement as set forth below.

                                                      AGREEMENT

         For good and valuable consideration, the parties agree as set forth below:

         1. Incorporation by Reference. The Agreement as modified hereby and the Recitals are incorporated herein by this reference.

         2. The Agreement is amended as follows:

                  a. Section 2.2 of the Agreement is amended to read as follows:

                           "2.2 As a sub-facility under the Revolving Loan, Bank
                  shall issue for the benefit of Borrower one or more irrevocable standby letters of credit (each a "Standby L/C" and collectively, the "Standby L/C's") and commercial letters of credit ("Commercial L/C") and together with the Standby L/C's collectively referred to as the "L/C's") under which the aggregate of all amounts available to be drawn and all unpaid reimbursement obligations shall not exceed $500,000, it being understood that in no event shall the sum of (i) the face amount of all L/C's plus (ii) the amount of all outstanding letter of credit reimbursement obligations plus (iii) the outstanding Revolving Loan advances exceed the Borrowing Base. All Standby L/C's shall be drawn on such terms and conditions as are acceptable to Bank and shall have an expiry date not later than 365 days after the issuance thereof. All Commercial L/C's shall be drawn on such terms and conditions as are acceptable to Bank and shall have an expiry date not later than 180 days after the issuance thereof. All L/C's shall be governed by the terms of Bank's standard form letter of credit applications and reimbursement agreements for commercial and standby letters of credit, respectively, which applications and reimbursement agreements Borrower hereby covenants and agrees to execute and deliver to Bank. Bank shall be entitled to receive a fee of 1.5% of the maximum amount available to be drawn on each Standby L/C issued pursuant to this Section 2.2."

                  b. Section 2.3 of the Agreement is amended to read as follows:

                           "2.3 The Credit  shall bear  interest as set forth in
                  the Addendum to Revolving Credit & Loan Agreement dated as of December 1, 1998, which is incorporated in this Agreement by reference (the "Rate"); provided, however, the Credit shall bear interest from and after an occurrence of a Event of Default and without constituting a waiver of any such Event of Default on the Daily Balance Owing at a rate three (3) percentage points above the Rate otherwise in effect. All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on a basis of 360 day year for the actual number of days elapsed. With respect to any portion of the Credit which bears interest at the Base Rate Option (as defined in the Addendum), in the event the Base Rate is from time to time changed, adjustments in the Base Rate Option shall be made based on the Base Rate in effect on the date of such change. The Base Rate Option, as so adjusted, shall apply to the Credit until the Base Rate is adjusted again. The minimum interest payable by the Borrower under this Agreement shall in no event be less than $500 per month. All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of this Agreement and Bank may, at its option, elect to treat such interest and any and all Bank Expenses as advances of the Credit, which amount shall thereupon constitute Obligations and shall thereafter accrue interest at the Rate applicable to the Credit under the terms of this Agreement."

         c. The first sentence of Section 3.1 of the Agreement is amended to read as follows:

                           "This Agreement shall remain in full force and effect
                  until May 1, 2000, unless earlier terminated by notice by Borrower."

         d.       Section 6.8 (a) of the Agreement is amended to read
                     as follows:

                           "(a)     [Reserved];"

         e.       Section 6.15.b of the Agreement is amended to read as follows:

                           "Borrower   shall   deliver   to  Bank   (i)   within
                  ninety-five (95) days after the end of each of Borrower's fiscal years audited financial statements of the Borrower for each such fiscal year, including, but not limited to, a balance sheet and profit and loss statement, with an unqualified opinion thereon from the Borrower's independent accountant, (ii) within ninety-five (95) days after the end of each of Borrower's fiscal years, the Borrower's Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission, (iii) within sixty (60) days after the end of each fiscal quarter of Borrower, the Borrower's Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission and any other report requested by Bank related to the Collateral and financial condition of Borrower, (iv) at the time of delivery of the items described in clause ii of this paragraph, a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disks or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and fairly present the financial condition of Borrower and (v) within sixty (60) days of each quarter end of Borrower, a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Borrower that the representations and warranties of the Borrower set forth herein are true and correct as of the date thereof, that the Borrower has complied with all covenants of the Borrower set forth herein and that no condition or event which constitutes a breach or Event of Default under this Agreement is in existence on the date thereof."

         f.       Section 6.16.a of the Agreement is amended to read as follows:

                  "a. Working Capital as of the end of each quarter in an amount not less than $1,500,000."

         g.       Section 6.16.b of the Agreement is amended to read as follows:

                           "b. Net Worth in an amount  not less than  $9,650,000
                  for each fiscal quarter ending in calender year 1998; and in an amount not less than an amount equal to the sum of $9,650,000 plus 75% of Borrower's net profit after taxes (as determined in accordance with GAAP) for the fiscal year ending December 31, 1998."

         h.       Section 6.16.e of the Agreement is amended to read as follows:

                           "e. Borrower shall not,  without Bank's prior written
                  consent, acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise or incur new long-term debt in any aggregate amount that exceeds One Million Dollars ($1,000,000) in any fiscal year; and"

         3. The Inventory Rider dated May 15, 1997 executed by Borrower in favor of Bank and incorporated in this Agreement by reference is amended in its entirety to read in the form annexed hereto, and such amended Inventory Rider is incorporated by reference in the Agreement, as amended hereby.

         4. Legal Effect. Except as specifically set forth in this Modification and the Libor Addendum and the Inventory Rider annexed hereto, all of the terms and conditions of the Agreement remain in full force and effect.

         5. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

         IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

                                                     COMERICA BANK-CALIFORNIA


                                                     By:_____________________

                                                     Its:____________________

                                                     HANSEN BEVERAGE COMPANY


                                                     By:_______________________

                                                     Its:______________________

                                                     By:_______________________
                                                     Its:______________________


Acknowledged and accepted by the undersigned
Guarantors this ___ day of ______________, 1998

HANSEN NATURAL CORPORATION

By:_________________________________

Its:_________________________________

HANSEN BEVERAGE COMPANY (UK) LIMITED

By:__________________________________

Its:__________________________________

CVI VENTURES, INC.

By:__________________________________

Its:__________________________________


C:\WPDOCS\KOHDOC\7351.

             Addendum to Revolving Credit Loan & Security Agreement

         This Addendum to Revolving Credit Loan & Security Agreement (this "Addendum") is entered into as of this 1st day of December, 1998, by and between Comerica Bank-California ("Bank") and Hansen Beverage Company ("Borrower"). This Addendum supplements the terms of the Revolving Credit Loan & Security Agreement dated May 15, 1997 as amended on May 11, 1998, July 7, 1998, and December 1, 1998.

Definitions.

1. Advance. As used herein, "Advance" means a borrowing requested by Borrower and made by Bank under the Note, including a LIBOR Option Advance and/or a Base Rate Option Advance.

2. Business Day. As used herein, "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

3. LIBOR. As used herein, "LIBOR" means the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                                        LIBOR =                Base LIBOR
                                                100% - LIBOR Reserve Percentage

1. "Base LIBOR" means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

2. "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.


4. LIBOR Business Day. As used herein, "LIBOR Business Day" means a Business day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

5. LIBOR Period. As used herein, "LIBOR Period" means, with respect to a LIBOR Option Advance:

1. initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, a period of 30, 60, 90, 120 or 180 days thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of Advance as provided in the Note or in the notice of conversion as provided in this Addendum; and

2. thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, a period of 30, 60, 90, 120 or 180 days thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

6. Note. As used herein, "Note" means the Loan & Security Agreement of even date herewith.

7. Regulation D. As used herein, "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

8. Regulatory Development. As used herein, "Regulatory Development" means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Note:

1. A rate equal to two and one quarter percent (2.25%) above Bank's LIBOR, (the "LIBOR Option"), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

2. A rate equal to one quarter of one percent (.25%) above the "Base Rate" as defined in the Note and quoted from time to time by Bank as such rate may change from time to time (the "Base Rate Option").

LIBOR Option Advance. The minimum LIBOR Option Advance will not be less than Five Hundred Thousand Dollars ($500,000) for any LIBOR Option Advance.

Payment of Interest on LIBOR Option Advances. Interest on each LIBOR Option Advance shall be payable pursuant to the terms of the Note. Interest on such LIBOR Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

Bank's Records Re: LIBOR Option Advances. With respect to each LIBOR Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to the Note, which notations shall be prima facie evidence of the accuracy of the information noted.

Selection/Conversion of Interest Rate Options. At the time any Advance is requested under the Note and/or Borrower wishes to select the LIBOR Option for all or a portion of the outstanding principal balance of the Note, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower;
         (b) the principal amount subject thereto; and (c) if the LIBOR Option is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Option requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Note or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Base Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Base Rate Option. At any time the Base Rate Option is in effect, Borrower may convert to the LIBOR Option, and shall designate a LIBOR Period.

Default Interest Rate. From and after the maturity date of the Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to three percent (3.00%) above the rate of interest from time to time applicable to the Note.

Prepayment. Bank is not under any obligation to accept any prepayment of any LIBOR Option Advance except as described below or as required under applicable law. Borrower may prepay a Base Rate Option Advance at any time, without paying any Prepayment Amount, as defined below. Borrower may prepay an LIBOR Option Advance in increments of Five Hundred Dollars ($500.00) prior to the end of the LIBOR Period, as long as (i) Bank is provided written notice of such prepayment at least five (5) LIBOR Business Days prior to the date thereof (the "Prepayment Date"); and (ii) Borrower pays the Prepayment Amount. The notice of prepayment shall contain the following information: (a) the Prepayment Date; and
         (b) the LIBOR Option Advance which will be prepaid. On the Prepayment Date, Borrower shall pay to Bank, in addition to any other amount that may then be due on the Note, the Prepayment Amount. Bank, in its sole discretion, may accept any prepayment of a LIBOR Option Advance even if not required to do so under the Note and may deduct from the amount to be applied against the LIBOR Option Advance any other amounts required to be paid as part of the Prepayment Amount.

                  The Prepaid Principal Amount (as defined below) will be applied to the LIBOR Option Advance being prepaid as Bank shall determine in its sole discretion.

                  If Bank exercises its right to accelerate the payment of the Note prior to maturity based upon an Event of Default under the Note, Borrower shall pay to Bank, in addition to any other amounts that may then be due on the Note, on the date specified by Bank as the Prepayment Date, the Prepayment Amount.

                  Bank's determination of the Prepayment Amount shall be conclusive in the absence of obvious error or fraud. If requested in writing by Borrower, Bank shall provide Borrower a written statement specifying the Prepayment Amount.

                  The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date:

1. If the principal amount of the LIBOR Option Advance being prepaid exceeds Seven Hundred Fifty Thousand Dollars ($750,000), then the Prepayment Amount is the sum of: (i) the amount of the principal balance of the LIBOR Option Advance which Borrower has elected to prepay or the amount of the principal balance of the LIBOR Option Advance which Bank has required Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred Dollars ($500.00); plus (iv) the present value, discounted at the Reinvestment Rates (as defined below) of the positive amount by which (A) the interest Bank would have earned had the Prepaid Principal Amount not been paid prior to the end of the LIBOR Period at the Note's interest rate exceeds (B) the interest Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

2. If the principal amount of the LIBOR Option Advance being prepaid is Seven Hundred Fifty Thousand Dollars ($750,000) or less, then the Prepayment Amount is the sum of: (i) the principal amount of the LIBOR Option Advance which Borrower has elected to prepay or the principal amount of the LIBOR Option Advance which Bank has required Borrower to prepay because of acceleration due to an Event of Default under the Note, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; plus (iii) an amount equal to two percent (2%) of the Prepaid Principal Amount.

                  "Reinvestment Rates" mean the per annum rates of interest equal to one half percent (1/2%) above the rates of interest reasonably determined by Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the LIBOR Option Advance being prepaid.

                  BY  INITIALING  BELOW,  BORROWER  ACKNOWLEDGE(S)  AND AGREE(S)
         THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE , IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT, EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE NOTE, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES ANY RIGHTS UNDER SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE PURSUANT TO THE NOTE IN RELIANCE ON THESE AGREEMENTS.

------------------
BORROWER'S INITIALS

Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a LIBOR Option Advance prior to the last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the Note, whether pursuant to this Addendum or the occurrence of an Event of Default; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

Funding Losses. The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Note.

Regulatory  Developments  Or  Other  Circumstances  Relating  To  Illegality  or
         Impracticality of LIBOR. If any Regulatory Development or other circumstances relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination , make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:

         a. In the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and

         b. No LIBOR Period may be designated thereafter until Bank determines that such would be practical.

Additional Costs.  Borrower  shall pay to Bank from  time to time,  upon  Bank's request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank's obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any LIBOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits referred to in the definition of LIBOR); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

          Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Note remain in full force and effect.

         IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

HANSEN BEVERAGE COMPANY             COMERICA BANK-CALIFORNIA


By:______________________________           By:________________________________

Title:____________________________          Title:______________________________

By:______________________________

Title:____________________________

C:\WPDOCS\KOHDOC\7351.



                                 INVENTORY RIDER
                                       TO
                  REVOLVING CREDIT LOAN AND SECURITY AGREEMENT


         This Inventory Rider dated December 1, 1998, by and between Hansen Beverage Company ("Borrower") and Comerica Bank-California ("Bank").

                                                  R E C I T A L S:

         A. Borrower and Bank entered into a Revolving Credit Loan & Security Agreement (Accounts and Inventory) ("Agreement") dated May 15, 1997, as amended.

         B. Borrower executed an Inventory Rider dated May 15, 1997 which was incorporated by reference in the Agreement ("Prior Inventory Rider").

          C. Borrower and Bank desire to amend the Prior Inventory Rider in its entirety.

         The parties agree that the prior Inventory Rider is amended in its entirety to read as follows:

         1. At the request of Borrower, made at any time and from time to time during the term of the Agreement, and so long as no Event of Default under the Agreement has occurred and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties and representations contained in the Agreement, this Rider and/or any other agreement between Bank and Borrower, Bank agrees to lend Borrower fifty five percent (55%) of the lower of cost or market value of Borrower's finished goods Inventory and Inventory consisting of apple juice concentrate ("Eligible Inventory"), and as may be adjusted by Bank, in Bank's discretion, for age and seasonality or other factors affecting the value of the Inventory, up to a maximum advance outstanding at any one time of One Million, Five Hundred Thousand Dollars ($1,500,000), upon Borrower's concurrent execution and delivery to Bank of a Designation of Eligible Inventory, or Certification of Borrowing Base, in form customarily used by Bank; provided, however, that for a period of sixty consecutive days during each calendar year, which period shall commence no later than October 1 of each such year, such Inventory Borrowing Base shall be reduced to zero and the Borrower shall be required, immediately upon the commencement of such period shall to pay down and maintain at zero the amount of the Credit attributable to the Inventory Borrowing Base. All advances made and to be made pursuant to this Rider are solely and exclusively for working capital purposes including enabling Borrower to acquire rights in and purchase new Inventory, and Borrower represents and warrants that all advances by Bank pursuant to this Rider will be used solely and exclusively for such purpose; and since such advances will be used for the foregoing purposes, Bank's security interest in Borrower's Inventory is and shall be at all times a purchase money security interest as that term is described in Section 9107 of the California Uniform Commercial Code.

         2. Advances made by Bank to Borrower pursuant to this Rider shall be included as part of the Obligations of Borrower to Bank as the term "Obligations" is defined in the Agreement; and at Bank's option, advances pursuant to this Rider may be evidenced by promissory note(s), in form and on terms satisfactory to Bank. all such advances shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such advances shall bear interest at the rate and be payable in the manner specified in the Agreement.

         3. All of the terms, covenants, warranties, conditions, agreements and representations of the Agreement are incorporated herein as though set forth in their entirety and are hereby reaffirmed by Borrower and Bank as though fully set forth here at.


                                                     HANSEN BEVERAGE COMPANY


                                                     By:________________________
                                                     Its:_______________________


                                                     By:________________________
                                                     Its:_______________________


                                                     COMERICA BANK- CALIFORNIA


                                                     By:________________________

                                                     Its:_______________________